                                                                   EXHIBIT 10.07

 *Certain information has been omitted in reliance on a confidential treatment request.


                        CALIBER LEARNING NETWORK, INC.
                           NETWORK RENTAL AGREEMENT

THIS NETWORK RENTAL AGREEMENT (Agreement) is dated as of December 22, 1997 (the Effective Date) and is by and between CALIBER LEARNING NETWORK, INC. (Caliber), a Maryland corporation, with its principal place of business at 1000 Lancaster Street, Baltimore, Maryland 21202, and COMPAQ COMPUTER CORPORATION (User), a Delaware corporation, with a place of business at 13401 North Freeway, Mail Stop 580203, Houston, Texas 77086.

                                   RECITALS

1. Caliber is developing a network of nationwide facilities and a communication infrastructure that enables it to provide educational, training and other distance learning services.

2. User provides training seminars and other informational programs for its employees and other interested persons who may be located in different locations.

3. User wishes to use Caliber's facilities and communication services in order to communicate simultaneously with individuals at various locations.

                             TERMS AND CONDITIONS

In consideration of the mutual covenants and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Caliber and User agree as follows:

1.0  Term.  This Agreement shall commence on the Effective Date set forth above
     ----
     and expire on the third (3/rd/) anniversary thereof (the Expiration Date). Prior to or upon expiration, the parties may mutually agree to renew this Agreement on the same or different terms.

2.0  Facilities and Services.  Subject to the terms and conditions hereof,
     -----------------------
     during the term of this Agreement, Caliber agrees to provide, and User agrees to rent, on a non-exclusive basis as to either party, the facilities and services listed in Appendix 1 hereof (Facilities and Services) for programs to be offered at Caliber facilities by User (hereinafter "Programs"), on the dates and at the times set forth in Appendix 1 (it being understood that a separate Appendix 1 shall be completed for Program). Compaq agrees to use its best efforts to offer a minimum of twenty (20) Programs per year for the term of this Agreement, but in no event shall offer less than fifteen Programs per year

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     under this Agreement. The parties agree that in the event User fails to offer a minimum of fifteen (15) Programs for any year under this Agreement, because of User's reduced need to offer distance-based training and other programs, User shall pay Caliber a fee equal to /*/ , to reimburse Caliber for its lost opportunity as Caliber's sole and exclusive remedy. Compaq retains the right to exit the Agreement at the end of Year Two based on new technology availability not provided by Caliber, or based on a material change in Compaq's use of distance learning solutions resulting in reduction or cessation of the current satellite-delivered education and training programs. For the purposes of this Agreement, Year One shall commence with the Effective Date and conclude on the first anniversary thereof, Year Two shall commence immediately thereafter and conclude on the second anniversary of the Effective Date, and Year Three shall commence immediately thereafter and shall conclude on the third anniversary of the Effective Date.

     User agrees to cooperate with Caliber and provide Caliber reasonable access to User's information, staff and resources as necessary to provide the Facilities and Services. User understands that Caliber may assign, reassign and/or substitute its personnel at any time and may provide the same or similar facilities and services to other clients.

3.0  Pricing:  The parties agree that Program pricing shall be as follows:
     -------

     A. For calendar year 1997:

        2-Hour Program Fee - /*/ per each additional room over forty-five (45)
        ---------------------
        rooms. /*/ for each additional hour of on air broadcast time, plus /*/ .

        5-Hour Program Fee - /*/ per each additional room over forty-five (45)
        ---------------------
        rooms. /*/ for each additional hour of on air broadcast time, plus /*/ .

     B. 1998-2000

________________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

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        2-Hour Program Fee - /*/ per each additional room over fifty (50) rooms.
        ---------------------
        /*/ for each additional hour of on air broadcast time, plus /*/ .

        5-Hour Program Fee - /*/ per each additional room over fifty (50) rooms.
        ---------------------
        /*/ for each additional hour of on air broadcast time, plus /*/ .

        A discount may be made available for the above prices if Caliber specifies, in its sole discretion, the date and time of day of the Program.

4.0  Pilot Programs.  Caliber agrees to provide the Facilities and Services
     --------------
     listed in Appendix 1 to User for two (2) Pilot Programs, each five hours in length and delivered to a minimum of 7 classrooms. The parties shall mutually agree on the dates and times of such Pilot Programs, within the scope of Caliber's current network capabilities. The Pilot Program broadcasts shall originate from a production provider selected by User. Caliber and User agree to /*/ , provided, however, that in no event shall /*/ (for both pilot programs, in the aggregate) without User's prior written consent. There shall be /*/ for the use of Caliber's Facilities and Services for the Pilot Programs.

5.0  Payment.  Caliber will invoice User for the Facilities and Services as the
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     same are provided, unless otherwise set forth in the applicable Appendix for that program. User shall pay within thirty (30) days of invoice date. Caliber, at its option, may impose a late payment charge equal (i) /*/ month, or (ii) to the maximum rate allowed by law, whichever is less. In addition to the charges specified for the Facilities and Services for each program, User shall pay (i) /*/ incurred by Caliber

__________________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

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

     personnel; and (ii) Caliber's /*/ which are provided at User's written request and any tax (other taxes based on income) imposed on Caliber as a result of the Facilities and Services provided under this Agreement.

6.0  Caliber Operations.  The parties understand and agree that Caliber is
     ------------------
     currently developing its network and delivery system, and that there may be some operational delays, but the parties do not expect such delays to extend beyond October 31, 1997. In the event Caliber software and systems are not fully functional and operational, and Caliber is not able to deliver, upon User's request, any of User's Program(s) to User's satisfaction, between October 31, 1997 and December 31, 1997, then user may terminate this Agreement without further liability to Caliber.

7.0  Intended Use. User understands and agrees that its use of Caliber's
     ------------
     facilities, equipment and other property shall be solely for training, instructional and/or other business-related purposes and User shall be solely responsible for any damage to or destruction of any or all of Caliber's facilities, equipment or other property to the extent caused by User's (or any of User's attendees) use or misuse of the same.

8.0  Technical Support. Except as provided in the applicable Appendix 1 for
     -----------------
     each program, User will provide any and all technical or other support services that may be necessary or required by User in its use of the Facilities and Services.

9.0  Video Footage. For each Program, Caliber will retain all video footage,
     -------------
     animation, camera and edited masters (collectively, "Property") until the terms of this Agreement have been fulfilled with respect to each Program. Notwithstanding the foregoing, the Property shall belong exclusively to User; Caliber shall make no use of the Property without the prior written consent of User.

     Caliber and Compaq acknowledge that the Property is being created under the direction and control of Compaq, and agree that the property shall be deemed a work made for hire by an independent contractor under the United States Copyright Law (17 U.S.C. 101) and, by virtue of this Agreement, is the sole Property of Compaq free and clear from all claims of any nature relating to Caliber's contributions and other efforts, including the right to copyright the work in the name of Compaq as author and proprietor thereof and any termination rights thereto. Caliber understands and agrees that Compaq owns all right, title, and interest in the Property and has the right to register all copyrights therein in its own name, as author, in the United Sates of America and in all foreign countries.

     The parties to this Agreement intend that Compaq shall have full ownership of the Property with no rights of ownership in Caliber. Caliber agrees that in the event this Agreement is determined by a court of competent jurisdiction not to be a work made for hire under the federal copyright laws, this

______________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

                                       4
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     Agreement shall operate as an irrevocable assignment by Caliber to Compaq of the copyright in the Property, including all rights thereunder in perpetuity.

10.0 Confidentiality.  User acknowledges that, during the term of this
     ---------------
     Agreement and in the course of performing its obligations hereunder, it may be the recipient of or become exposed to proprietary and confidential information of Caliber ("Confidential Information") including, but not limited to, customers or active prospects, strategic plans and materials, marketing strategies, business data, financial information, distance learning systems, and software. User acknowledges and agrees that such Confidential Information shall remain the exclusive property of Caliber, and that User shall not disclose, use, copy, or make available such Confidential Information to anyone, except as may be required in the course of performing its obligations hereunder. User agrees to only make such Confidential Information available to employees on a need-to-know basis.

     Caliber acknowledges that, during the term of this Agreement and in the course of performing its obligations hereunder, it may be the recipient of or become exposed to proprietary and confidential information of User ("Confidential Information") including, but not limited to, training or educational materials, strategic plans and materials, marketing strategies, business data, financial information, and software. Caliber acknowledges and agrees that such Confidential Information shall remain the exclusive property of User, and that Caliber shall not disclose, use, copy, or make available such Confidential Information to anyone, except as may be required in the course of performing its obligations hereunder. Caliber agrees to only make such Confidential Information available to employees on a need-to-know basis.

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     Caliber and User agree that money damages would not be a sufficient remedy for any breach of this Section 10.0 and that, in addition to all other remedies, both parties shall be entitled to specific performance and injunctive and equitable relief as a remedy for any such breach. Caliber and User agree to be responsible for any breach of this Section 10.0 by any of its employees, officers, directors or agents and also agrees to pay any and all reasonable attorney's fees incurred by either party in enforcing the provisions of this Section 10.0.

11.0 Exclusion of Warranties.  In the event of a general failure in Caliber's
     -----------------------
     network configuration that prevents User from using the Facilities and Services, Caliber shall compensate User by providing those Facilities and Services, at no additional cost, on such date and at such time as mutually agreed upon by the parties. Caliber's liability, if any, to User for damages or losses arising out of or in any way related to Caliber's performance or nonperformance of its obligations hereunder shall not exceed the total amount paid by User to Caliber hereunder. Caliber makes no warranty, express or implied, concerning the Facilities and Services. Both parties shall have no liability to each other for any incidental, consequential, special or indirect damages, including, without limitation, any of lost profits.

12.0 Indemnification.  User will indemnify and hold harmless Caliber and its
     ---------------
     parent companies and their respective officers and employees from and against any and all loss, damage, injury, liability or suit incurred by or asserted against Caliber to the extent caused by User's use of the Facilities hereunder.

13.0 Assignment.  Each party shall not assign or transfer its rights or
     ----------
     obligations under this Agreement without the other party's prior written consent. Any assignment or transfer without such consent shall be null and void.

14.0 Force Majeure.  Neither party will be liable to the other party hereunder
     -------------
     or in default under this Agreement for failures of performance resulting from acts or events beyond the reasonable control of such party, including, by way of example and not limitation, acts of God, civil or military authority, civil disturbance, war, strikes. In such event, Caliber and User will use their best efforts to reschedule the date and/or time of User's use of Caliber's Services and Facilities. If in the reasonable opinion of the party not claiming force majeure such rescheduling is not practical, that party may terminate this Agreement without further obligation to the other party.

15.0 Notices. Any notices or other communications required or which may be given
     -------
     by either party to the other party under this Agreement shall be in writing and may be sent by facsimile. However, the original shall be sent either by overnight courier, with a verified receipt, or by certified mail, return receipt requested, postage prepaid and addressed to and at the address stated below or to such other address as the parties shall subsequently designate to each other by notice given in accordance with this Section. Such notice shall be deemed to be sufficiently given when the original is received by the receiving party.

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

          FOR USER:
          Compaq Computer Corporation
          Attn.:

          Houston, Texas
          (e-mail: )

          FOR CALIBER:
          Caliber Learning Network, Inc.
          Attn.: Chris Nguyen
          1000 Lancaster Street
          Baltimore, Maryland 21202
          (e-mail: Caliber@educate .com)

          with a copy to: O. Steven Jones
          General Counsel
          Fax: 410/843-8059


16.0  Entire Agreement.  This Agreement supercedes that certain Letter of
      ----------------
      Agreement between the parties dated July 21, 1997 and constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be changed or modified in a writing signed by both parties. If any provision of this Agreement is held to be invalid, the validity of the remainder of this Agreement shall not be affected.

17.0  Applicable Law. This Agreement shall be deemed to have been made in the
      --------------
      State of Maryland and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of Maryland, without regard to conflict of laws principles.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CALIBER                                  USER
CALIBER LEARNING NETWORK, INC.           COMPAQ COMPUTER
COPRORATION

By:___________________________           By:_____________________________
Title:________________________           Title: _________________________

                                   APPENDIX 1
                            FACILITIES AND SERVICES

1.   1998-2000 Basic Package Pricing and Components
     The basic package is as follows:
     Price per 5 hour broadcast at up to 50 sites: /*/
     Price per 2 hour broadcast at up to 50 sites: /*/
     Price per additional Caliber site: /*/ per additional room over /*/ Price per additional hour of broadcast: /*/

     Components of the Package:
     .  Training on the use of instruction design templates
     .  Conversion of content to Caliber format
     .  BOSS System
               .  Installation at the studio
               .  1 instructor interface
               .  1 technical coordinator interface
               .  3 teaching assistant interfaces
               .  1 server
               .  Video conferencing
               .  ISDN access router
               .  Hub
               .  UPS
               .  Audio/video equipment
     . Program manager support during the rehearsal and the event . Reserving training sites
     .  Staffing training sites
     .  Training site facilitators
     .  Import of roster data in standard format
     .  Caliber created web site

___________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

                                       8
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     .  Standard reporting
     .  Facilitation of event
          .  Distribution of class materials
          .  Check-in students
          .  Support students during broadcast
     .  Returning materials to client
     .  Use of the Caliber application
     .  Testing
          .  Incorporating tests into student application
          .  Administering tests and return raw student data

2.   Additional Services
     The following services are not included in the basic package.

     2.1   Additional Testing

      .  Caliber site facilitators proctoring the test     Cost per site /*/
      .  Scoring of tests                                  Cost *TBD

     2.2   Studio and BOSS System

     .  Caliber provided technical coordinator
                         Cost - /*/
                         (includes expenses)
     .  Additional PictureTel units beyond two units currently provided
                         Cost - /*/
     .  Reconfiguring of the current BOSS system at Compac's request
                         Cost - *TBD based on request
          . Additional build-out for Caliber production equipment or BOSS at TPC studio
                         Cost - *TBD
          .  Cost incurred for Compaq requested change of studio location
                         Cost - *TBD
________________________

/*/ Text omitted pursuant to a request for confidential treatment and filed seperately with the Securities and Exchange Commission.

                                       9